Exhibit 99.1

Butterfly Network Reports Third Quarter 2026 Financial Results
Beats High End of Quarterly Revenue and Adjusted EBITDA Guidance
•Delivered quarterly Revenue of $32.6 million, driven in part by Embedded revenue
•Recorded highest gross margin in Company history at 73%
•Management increases Full Year Revenue and Adjusted EBITDA Guidance
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a pioneer and leader in semiconductor-based ultrasound devices, programmable cloud software and AI, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.
Joseph DeVivo, Butterfly’s President, Chief Executive Officer and Chairman commented, “Our third quarter results came in ahead of guidance on both revenue and adjusted EBITDA, and we posted the highest gross margin in Butterfly’s history. We saw strength across our business. The enterprise pipeline is turning into signed deals, and achieving FedRAMP authorization puts larger federal opportunities on the table. Home & Community Care has also moved from building the program to executing it, with first revenue expected this November.”
DeVivo continued, “What excites me most is that our progress is compounding as we laid out. Our Ultrasound-on-Chip™ platform is taking Butterfly into entirely new categories, from brain-computer interfaces to physical AI. The first Embedded partner product is now on the market, and we have next-generation technology in motion. Every step forward expands the markets we can serve, and more than a decade of investment in this semiconductor platform is beginning to deliver on the vast potential we have expected.”
Recent Operational and Strategic Highlights:
•Butterfly Embedded™: Added three BCI partners, including the announcements of Merge Labs and Bridge Neurotech in the third quarter, while Mendaera became the first partner to launch a commercial product built on Butterfly technology on October 1, 2026.
•Compass AI™ and Enterprise Momentum: Closed five 7-figure and ten 6-figure TCV enterprise deals in the quarter.
•FedRAMP: Officially achieved FedRAMP authorization as expected, supporting federal and VA pipeline opportunities.
•Medical Education: Announced the Lighthouse program with VCOM, a multi-year partnership to equip every VCOM student with a Butterfly device and generate insights on POCUS use from medical school into residency.
•Butterfly Garden™: Signed five new partners, and DeepEcho became the first international and first maternal health partner application to go live on October 23, 2026.
•Home & Community Care: Entered the implementation phase to launch the first state, with scanning set to begin in November and initial revenue expected in the fourth quarter.
•International Expansion: Built momentum in Brazil, and added a new distribution partner in Taiwan.
•Innovation Roadmap: Advanced development of the Apollo chip on schedule; prepared a limited release of wearable research devices for Embedded partners; and continue preparations to launch a next-generation product powered by the P5.1 chip in early 2027.

Three Months Ended September 30, 2026 Financial Results
Revenue: Total revenue was $32.6 million, representing growth of 52% from $21.5 million in the third quarter of 2025. U.S. revenue was $27.5 million, up 71% from prior year, primarily driven by revenue from our various Butterfly Embedded™ partnerships, including our co-development partnership with Midjourney, as well as increased probe sales volume to our health system, distributor, and eCommerce customers. International revenue decreased 5% year-over-year to $5.1 million, largely resulting from decreased probe sales to our global health partners.
Gross margin: Gross profit was $23.8 million versus a gross loss of $3.8 million in the prior year period, and adjusted gross profit was $23.8 million versus $13.7 million in the prior year period. Total gross margin, on a GAAP basis, was 73.0% compared to (17.5)% in the prior year period, and adjusted gross margin increased to 73.0% from 63.9% in the prior year period. The $27.6 million increase in GAAP gross margin is due in part to the $17.4 million write-down of excess and obsolete inventory that was recognized during the prior year period, which is excluded from adjusted gross profit and adjusted gross margin. The remainder of the increase in GAAP gross margin, as well as the $10.1 million increase in adjusted gross margin, was primarily due to the relatively higher margin return on our Butterfly Embedded™ licensing revenue, as compared to our core business offerings, as well as our increased probe sales volume in the current year.
Operating expenses: Operating expenses were $37.4 million, up 19% from $31.4 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $26.6 million, compared to $23.7 million in the third quarter of 2025, largely reflecting increased headcount in the current year from investments we've made in our internal capabilities throughout the past 12 months to support revenue growth as well as our product and software development projects.
Net loss: Net loss was $12.8 million, compared to $34.0 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $1.2 million, an improvement of 85% compared to $8.1 million in the prior year period.
EPS: EPS was $(0.05), compared to $(0.13) in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.01), compared to $(0.04) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $122.3 million as of September 30, 2026.
Guidance
Raised revenue guidance and adjusted EBITDA guidance for the Fiscal Year 2026:
•Revenue of $123 million to $126 million, or approximately 26% to 29% growth
•Adjusted EBITDA loss of $12 million to $15 million
Provided revenue guidance and adjusted EBITDA guidance for the 4th Quarter of 2026:
•Revenue of $31 million to $34 million, or approximately 3% growth year-over-year at the midpoint
•Adjusted EBITDA loss of $3 million to $6 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS for the three and nine months ended September 30, 2026, and 2025 are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call
A conference call and webcast to discuss third quarter 2026 financial performance and operational progress is scheduled for 8:00 am ET on October 29, 2026. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at ir.butterflynetwork.com/events-and-presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
US Toll Free: +1 833-461-5787
US East Local: +1 585-542-9983
US West Local: +1 626-884-3620
CA Local: +1 365-657-4084
UK Local: +44 117 389 0104
UK Toll Free: +44 808 196 8935
All dial-in numbers: https://help.events.q4inc.com/eahc/international-dial-in-numbers

Meeting ID: 731 501 731

After the live webcast, the call will be archived on Butterfly’s Investor Relations events page. In addition, a telephone replay of the call will be available until November 5, 2026, by dialing:

Toll Free: +1 833-309-1852
Meeting ID: 731 501 731
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is driving a digital revolution in ultrasound imaging and sensing with its proprietary Ultrasound-on-Chip™ semiconductor technology and software solutions. Butterfly first proved its technology in the point-of-care ultrasound market – commercializing the world's first single-probe, whole-body portable ultrasound device, which is now on its best-selling, third-generation: Butterfly iQ3™. The Company combines its advanced hardware with cloud software and AI, an enterprise workflow solution (Compass AI™) and other offerings to drive adoption of affordable, accessible ultrasound. Butterfly also enables third-party development of imaging AI apps through Butterfly Garden™, its software development kit and AI marketplace.
In addition to its medical imaging products, Butterfly Embedded™ is the Company's Ultrasound-on-Chip™ licensing and co-development business designed to enable a new wave of ultrasound-enabled technologies across non-competitive healthcare markets and beyond. Through Butterfly Embedded™, partners can build and scale novel ultrasound applications powered by Butterfly's proprietary semiconductor chip and software platform.
Butterfly's innovations have been recognized by Prix Galien USA, Fierce 50, TIME's Best Inventions and Fast Company's World Changing Ideas, among other achievements. To learn more, visit: www.butterflynetwork.com
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results and guidance, including revenue and adjusted EBITDA expectations for the fourth quarter and full year 2026, revenue growth, future performance of our ultrasound business and Embedded opportunities (inclusive of co-development, revenue share/commercialization revenue, chip purchases, and/or chip licensing opportunities through the Embedded program); the timing, scope, and revenue potential of our Butterfly Home and Community Care business, including expectations regarding the commercial launch of our first state program and the timing of initial revenue; expectations regarding the achievement of FedRAMP certification and the expansion of sales to government agencies, including the U.S. Department of Veterans Affairs; the expansion of our Compass AI enterprise software pipeline and related revenue opportunities; expectations regarding international market expansion, including opportunities in Brazil and Taiwan; development and commercialization of products and services, and the size and potential growth of current or future markets for our products and services, including the launches of our next-generation probe, P5 chip, Apollo chip, and fourth-generation technology; the potential for our semiconductor platform to enable new markets through Butterfly Embedded partnerships; expectations regarding the growth of our medical education partnerships and their impact on long-term adoption; and the growth of our Butterfly Garden™ partner ecosystem and AI marketplace. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, as applicable, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; the success, cost, and timing of our efforts to out-license our intellectual property to third parties; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the impact of global macroeconomic conditions, including tariffs, geopolitical conflicts, and AI-driven supply chain shortages on our business and operations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.
Contacts:
Investors
John Doherty
Chief Financial Officer, Butterfly
investors@butterflynetwork.com
Media
Liz Snyder
Director, PR & Communications, Butterfly
media@butterflynetinc.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue:
Product	$15,627	$14,556	$46,001	$45,341
Software and other services	16,971	6,933	45,740	20,755
Total revenue	32,598	21,489	91,741	66,096
Cost of revenue:
Product	6,834	23,552	20,558	36,047
Software and other services	1,962	1,694	5,805	5,536
Total cost of revenue	8,796	25,246	26,363	41,583
Gross profit (loss)	23,802	(3,757)	65,378	24,513
Operating expenses:
Research and development	10,171	8,703	30,251	26,942
Sales and marketing	11,604	10,626	34,488	33,805
General and administrative	11,561	9,289	33,734	28,018
Other	4,045	2,759	8,018	5,451
Total operating expenses	37,381	31,377	106,491	94,216
Loss from operations	(13,579)	(35,134)	(41,113)	(69,703)
Interest income	1,069	1,443	3,334	4,598
Interest expense	(284)	(385)	(845)	(1,100)
Change in fair value of warrant liabilities	—	207	413	1,652
Other income (expense), net	(13)	(86)	(183)	2,824
Loss before provision for income taxes	(12,807)	(33,955)	(38,394)	(61,729)
Provision for income taxes	—	16	—	43
Net loss and comprehensive loss	$(12,807)	$(33,971)	$(38,394)	$(61,772)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.05)	$(0.13)	$(0.15)	$(0.25)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	266,497,535	252,087,541	261,741,489	245,197,834

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$122,301	$150,489
Accounts receivable, net of allowance for credit losses of $2,015 and $1,389 at September 30, 2026 and December 31, 2025, respectively	37,378	26,744
Inventories	59,584	61,389
Current portion of vendor advances	2,922	2,063
Prepaid expenses and other current assets	21,484	8,418
Total current assets	243,669	249,103
Property and equipment, net	15,851	16,587
Intangible assets, net	6,466	7,516
Non-current portion of vendor advances	4,798	5,008
Operating lease assets	11,366	12,652
Other non-current assets	5,825	5,667
Total assets	$287,975	$296,533
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,657	$5,442
Deferred revenue, current	15,926	26,909
Accrued purchase commitments, current	—	131
Warrant liabilities, current	—	413
Accrued expenses and other current liabilities	46,404	32,222
Total current liabilities	67,987	65,117
Deferred revenue, non-current	11,133	9,391
Operating lease liabilities	15,546	17,721
Other non-current liabilities	8,864	8,325
Total liabilities	103,530	100,554
Commitments and contingencies
Stockholders’ equity:
Class A common stock $0.0001 par value; 600,000,000 shares authorized at September 30, 2026 and December 31, 2025; 245,905,451 and 227,318,426 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	25	23
Class B common stock $0.0001 par value; 27,000,000 shares authorized at September 30, 2026 and December 31, 2025; 21,426,937 and 26,426,937 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	2	3
Additional paid-in capital	1,102,006	1,075,147
Accumulated deficit	(917,588)	(879,194)
Total stockholders’ equity	184,445	195,979
Total liabilities and stockholders’ equity	$287,975	$296,533

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(38,394)	$(61,772)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	5,086	6,327
Non-cash interest expense	844	1,099
Write-down of inventories	—	7,931
Write-down of vendor advances	—	9,621
Stock-based compensation expense	19,312	17,074
Change in fair value of warrant liabilities	(413)	(1,652)
Other	1,375	346
Changes in operating assets and liabilities:
Accounts receivable	(11,999)	(3,972)
Inventories	1,805	626
Prepaid expenses and other assets	(13,209)	(1,114)
Vendor advances	(649)	3,208
Accounts payable	154	(943)
Deferred revenue	(9,241)	832
Accrued purchase commitments	(131)	—
Change in operating lease assets and liabilities	(698)	(633)
Accrued expenses and other liabilities	13,729	1,291
Net cash used in operating activities	(32,429)	(21,731)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(3,069)	(2,265)
Net cash used in investing activities	(3,069)	(2,265)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,084	274
Proceeds from employee stock purchase plan	1,233	949
Net proceeds from share offering	—	81,006
Payments to tax authorities for restricted stock units withheld	(7)	(2,775)
Net cash provided by financing activities	7,310	79,454
Net increase (decrease) in cash, cash equivalents, and restricted cash	(28,188)	55,458
Cash, cash equivalents, and restricted cash, beginning of period	154,504	92,790
Cash, cash equivalents, and restricted cash, end of period	$126,316	$148,248

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$32,598	$21,489	$91,741	$66,096
Cost of revenue	8,796	25,246	26,363	41,583
Gross profit (loss)	$23,802	$(3,757)	$65,378	$24,513

Gross margin	73.0%	(17.5%)	71.3%	37.1%

Add:
Write-downs and write-offs of inventories and vendor advances	—	17,486	—	17,552
Adjusted gross profit	$23,802	$13,729	$65,378	$42,065

Adjusted gross margin	73.0%	63.9%	71.3%	63.6%

Depreciation and amortization	$649	$864	$2,118	$3,405
% of revenue	2.0%	4.0%	2.3%	5.2%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended September 30,		Nine months ended September 30,
		2026	2025	2026	2025
Net loss	Net loss	$(12,807)	$(33,971)	$(38,394)	$(61,772)
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	6,732	4,925	19,312	17,074
Write-downs and write-offs of inventories and vendor advances	Cost of revenue	—	17,486	—	17,552
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	—	(207)	(413)	(1,652)
Other	Other	4,045	2,759	8,018	5,451
Other expense (income), net	Other income (expense), net	13	86	183	(2,824)
Adjusted net loss		(2,017)	(8,922)	(11,294)	(26,171)
Interest income	Interest income	(1,069)	(1,443)	(3,334)	(4,598)
Interest expense	Interest expense	284	385	845	1,100
Provision for income taxes	Provision for income taxes	—	16	—	43
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	1,615	1,885	5,086	6,327
Adjusted EBITDA		$(1,187)	$(8,079)	$(8,697)	$(23,299)

EPS	Net loss per common share	$(0.05)	$(0.13)	$(0.15)	$(0.25)
Adjusted EPS		$(0.01)	$(0.04)	$(0.04)	$(0.11)
Weighted average shares used to compute EPS and adjusted EPS	Weighted-average shares used to compute net loss per share	266,497,535	252,087,541	261,741,489	245,197,834